                                       Exhibit 10(b)

[ ] Deferred Stock Units    Date of Grant: March 7, 2023

DEFERRED STOCK UNIT AWARD

DENBURY INC.

2020 OMNIBUS STOCK AND INCENTIVE PLAN

THIS DEFERRED STOCK UNIT AWARD (this “Award”) is made effective on March 7, 2023 (the “Date of Grant”) by Denbury Inc. (the “Company”) in favor of [ ] (“Holder”), a non-employee member of the Board of Directors (the “Board”) of the Company.

WHEREAS, Holder completed a Deferred Stock Unit Deferral Election Form with respect to the directly preceding calendar year (“Election”) and timely filed such Election with the Company;

WHEREAS, consistent with any Election made by Holder, the Company desires to grant to Holder a certain number of Deferred Stock Units as set forth below for services rendered by Holder to the Company as a member of the Board in accordance with the terms of the Denbury Inc. 2020 Omnibus Stock and Incentive Plan (the “Plan”), substantially equal in value to an equivalent number of whole shares of “Common Stock” (as defined below) on the Date of Grant, which vested Deferred Stock Units shall be paid as specified in this Award and the Plan;

WHEREAS, for purposes of this Award, “Common Stock” means shares of the common stock of the Company that are registered by the Company under the Plan; and

WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan and the applicable Election, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.Deferred Stock Unit Award. The Company hereby grants to Holder an aggregate of [ ] Deferred Stock Units (“Award DSUs”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Sections 2 and 5 below. Such Award DSUs shall be credited to Holder’s account. The Award DSUs shall be adjusted from time to time as provided in the Plan.

2.Vesting of Award DSUs. The restrictions on the Award DSUs shall lapse (Award DSUs to which restrictions have lapsed being herein referred to as “Vested DSUs”) and such Award DSUs shall become non-forfeitable and 100% vested on the occurrence (if any) of the earliest of the dates set forth in (a) through (d) below (“Vesting Dates”):

(a)March 7, 2024;
(b)the date of Holder’s death or Disability;

(c)the date of a Change of Control; and

(d)the date of a Post-Separation Change of Control.

For purposes of this Award, the term “Post-Separation Change of Control” means a Change of Control with an effective date following Holder’s Separation, but where such Separation resulted from the Commencement of a Change of Control prior to Holder’s Separation, as determined by the Committee. For all purposes of this Award, the term “Commencement of a Change of Control” means the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the Exchange Act), or a “group” (as defined in Section 13(d)(3) of the Exchange Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change of Control involving such person, group, or their affiliates.

3.Restrictions – Forfeiture of Award DSUs. The Award DSUs are subject to restrictions including that all rights of Holder to any DSUs which have not become Vested DSUs shall automatically, and without notice, terminate and shall be permanently forfeited on the date of Holder’s Separation (other than by death or Disability). Notwithstanding the foregoing, if there is an applicable Post-Separation Change of Control, the previously forfeited Award DSUs (and any corresponding Dividend Equivalents) shall be reinstated and become vested and, for all purposes of this Award, Holder will be deemed to have incurred such Separation on the day after such Post-Separation Change of Control.

4.Withholding and Taxes. There will be no tax withholding with respect to this Award. Holder will be solely responsible for the payment of any foreign, federal, state, local, or other income, payroll, employment, or other taxes with respect to this Award.

5.Rights of Holder and Delivery of Vested Shares. No Common Stock shall be issued at the time this Award is granted, and the Company will not be required to set aside any funds or any property of the Company (or otherwise) for the payment of this Award. Holder has no voting or dividend rights with respect to any Award DSUs or any other rights of a shareholder of Common Stock until after the Vested DSUs are distributed in accordance with the Election (a “Distribution Event”). However, in lieu of the right to receive regular cash or stock dividends (Dividends) relative to such Award DSU, during the restricted period, Holder is entitled to a Dividend Equivalent whenever the Company pays a Dividend on the shares of Common Stock underlying the Award DSUs, in each case in accordance with, and subject to, the terms of the Plan and this Award. Pursuant to the Election, the Committee shall deliver Common Stock relating to any and all Vested DSUs granted under this Award to Holder as soon as reasonably possible upon the occurrence of a Distribution Event.

6.No Transfers Permitted. The rights under this Award are not transferable by Holder other than as set forth in the Plan.

7.No Right to Continued Board Service. Neither the Plan nor this Award, nor any terms contained therein or herein, shall confer upon Holder any right to continue to serve as a Director, nor shall they constitute a commitment of any kind with respect to the duration of Holder’s service as a Director.

8.Governing Law. Without limitation, this Award shall be construed and enforced in accordance with, and be governed by, the laws of Delaware.

9.Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, and permitted successors and assigns of the parties hereto.

10.Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

11.Committee Authority. This Award shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of this Award and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Administrator; provided, that, the determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

12.Compliance with Securities Laws. Notwithstanding any provision of this Award to the contrary, the issuance of Common Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel of the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. HOLDER IS CAUTIONED THAT DELIVERY OF COMMON STOCK UPON THE VESTING OF AWARD DSUs GRANTED PURSUANT TO THIS AWARD MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. In the event of a Post-Separation Change of Control, this Award will be settled in cash with each Award DSU equal to the Change of Control Price. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock subject to this Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require Holder to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Common Stock available for issuance.

13.Section 409A of the Code. It is the intention of the Committee that this Award complies with the Nonqualified Deferred Compensation Rules or an exemption thereunder, and, as such, that this Award will be operated and construed accordingly. Neither this Section 13 nor any other provision of this Award or the Plan is or contains a representation to Holder regarding the tax consequences of the grant, vesting, settlement, or sale of this Award (or the Stock underlying this Award), and should not be interpreted as such.

14.Plan is Controlling. In the event of a conflict between the terms of the Plan and the terms of this Award, the terms of the Plan are controlling; provided, that, in the event the terms of this Award provide greater specificity as to certain aspects of this Award which are also covered by the Plan, such terms and specificity shall not constitute a conflict with the terms of the Plan.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf by its duly authorized representatives on the Date of Grant.

DENBURY INC.

By:
Chris Kendall,
President and Chief Executive Officer

By:
Mark Allen,
Executive Vice President and Chief Financial Officer

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) receipt of this Award, (ii) the opportunity to review the Plan, (iii) the opportunity to discuss this Award with a representative of the Company, and the undersigned’s personal advisors, to the extent the undersigned deems necessary or appropriate, (iv) the understanding of the terms and provisions of this Award and the Plan, and (v) the understanding that, by the undersigned’s signature below, the undersigned is agreeing to be bound by all of the terms and provisions of this Award and the Plan.
Without limitation, the undersigned agrees to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of the provisions of the Plan, or this Award, or both) of the Committee or the Administrator regarding any questions arising under the Plan, or this Award, or both.

Effective as of the Date of Grant.

Holder's Signature

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